Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
OP Bancorp

We consent to the incorporation by reference in the Registration Statements No. 333-257362 on Form S-8 of OP Bancorp of our report dated March 13, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of OP Bancorp for the year ended December 31, 2025.

/s/ Crowe LLP

Los Angeles, California

March 13, 2026